Execution Version
AMENDED AND RESTATED
SPONSOR GUARANTY AGREEMENT

This AMENDED AND RESTATED SPONSOR GUARANTY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, this “Guaranty”) is made as of December 8, 2022, by the entities named on Schedule A (the “Guarantors” and each, a “Guarantor”), and NexPoint Storage Partners, Inc., a Maryland corporation (“Issuer”), in favor of Extra Space Storage LP, a Delaware limited partnership (“Preferred Holder”).
W I T N E S S E T H:
WHEREAS, Issuer and Preferred Holder entered into that certain Sponsor Guaranty Agreement, dated as of November 6, 2020 (the “Original Guaranty”);
WHEREAS, Issuer and Preferred Holder will contemporaneously herewith enter into that certain Recapitalization Agreement, dated as of December 8, 2022 (the “Recapitalization Agreement”; capitalized terms used herein which are not otherwise defined herein are used with the meanings ascribed to such terms in the Recapitalization Agreement), pursuant to which Preferred Holder has agreed to exchange all of its Series A Preferred Stock of the Issuer, par value $0.01 per share, and Series B Preferred Stock of the Issuer, par value $0.01 per share (collectively, the “Original Preferred Shares”), for (i) an aggregate of 300,000 newly designated and issued shares of Series D Preferred Stock of the Issuer, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) two promissory notes issued by the Issuer (the “Promissory Notes”), in each case, on the terms and conditions set forth in the Recapitalization Agreement;
WHEREAS, in connection with the entry into the Recapitalization Agreement, the Guarantors, Issuer and Preferred Holder desire to amend and restate the Original Guaranty in its entirety on the terms and conditions set forth herein;
WHEREAS, no modification or amendment of any provision of the Original Guaranty is effective unless in writing and signed by a duly authorized officer of Preferred Holder and by the Guarantors;
WHEREAS, it is a condition precedent to the Closing under the Recapitalization Agreement that Guarantors enter into this Guaranty; and
WHEREAS, each Guarantor, as an owner of Issuer, agrees that it will derive substantial benefit and advantage from the Recapitalization Agreement, and it will be to such Guarantor’s direct interest and economic benefit to assist the Issuer in inducing Preferred Holder to enter into the Recapitalization Agreement.
NOW, THEREFORE, for and in consideration of the premises and in order to induce Preferred Holder to enter into the Recapitalization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:
1.Definitions. For purposes of this Guaranty, the following terms shall have the following meanings:
“Cap Amount” means, on any date of determination, $97.6 million, reduced by the sum of the aggregate amount of all payments made by Guarantors hereunder; provided that, for the avoidance of doubt, the Cap Amount shall never be less than $0.
“Guaranteed Obligations” means, on any date of determination, the payment obligations of the Issuer with respect to (i) Accrued Dividends of the Series D Preferred Stock as defined in the Articles Supplementary and (ii) the Promissory Notes.
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“Guarantor Material Adverse Effect” means a material adverse effect on (i) the business, operations, long-term operating results, assets or financial condition of any Guarantor, (ii) the rights or remedies of Preferred Holder hereunder or (iii) the ability of any Guarantor to perform its obligations to Preferred Holder hereunder.
“Guarantor Percentage” has the meaning set forth in Section 2(a).
“Guaranty Termination Date” means the date that the Guaranteed Obligations have been satisfied in full.
2.Guaranty of Payment.
(a)Each Guarantor hereby unconditionally and irrevocably guaranties, subject to Section 2(d), severally and not jointly, the full and prompt payment to Preferred Holder when due, and at all times thereafter, of such Guarantor’s Guarantor Percentage set forth on Schedule A of any and all of the Guaranteed Obligations at any time outstanding; provided that, other than upon any insolvency, bankruptcy, dissolution, liquidation or winding up of the Issuer, Preferred Holder shall first seek payment from the Issuer for a period of three Business Days beyond any applicable grace period set forth in the Articles Supplementary or Promissory Notes, as applicable, prior to seeking payment under this Guaranty. Subject to Section 2(d), each Guarantor’s guaranty is limited to such Guarantor’s Guarantor Percentage of the Cap Amount. This Guaranty by Guarantors hereunder constitutes a guaranty of payment and not of collection. Preferred Holder’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and absent manifest error shall be binding upon Guarantors, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations (not to exceed the Cap Amount). Each Guarantor acknowledges that the Guaranteed Obligations may increase or decrease from time to time and may be reduced to zero from time to time and each Guarantor agrees that, notwithstanding the foregoing, no reduction in the amount of the Guaranteed Obligations (even if such amount is reduced to zero at any time) shall limit such Guarantor’s unconditional obligation to pay in full its Guarantor Percentage of the aggregate amount of the Guaranteed Obligations outstanding on any date demand for payment is made hereunder on such Guarantor by Preferred Holder.
(b)Each Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above as well as any other financial accommodation, whether heretofore or hereafter made by Preferred Holder to Issuer.
(c)Each Guarantor agrees that all payments under this Guaranty shall be made in U.S. Dollars and in the same manner as provided for the Guaranteed Obligations pursuant to the terms of the Articles Supplementary or Promissory Notes, as applicable.
(d)Notwithstanding anything to the contrary herein, NREF OP IV REIT Sub, LLC (“NREF OP IV”) and NexPoint Diversified Real Estate Trust (“NXDT”) agree that their obligations hereunder shall be joint and several and NREF OP IV’s and NXDT’s respective guaranties are limited to the aggregate Guarantor Percentage of both NREF OP IV and NXDT of the Cap Amount.
3.Nature of Guaranty: Continuing, Absolute and Unconditional.
(a)This Guaranty is and is intended to be a continuing guaranty of payment of the Guaranteed Obligations in accordance with the terms hereof, and not of collectability, and is intended to be independent of and in addition to any other agreement held by Preferred Holder therefor or with respect thereto, whether or not furnished by the Guarantors. Preferred Holder shall not be required to prosecute collection, enforcement or other remedies against Issuer, any guarantor of the Guaranteed Obligations or any other Person, or to enforce other rights or remedies pertaining thereto, before calling on the Guarantors for payment.
(b)This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided and in the Recapitalization Agreement, the Promissory Notes and the Articles Supplementary. This Guaranty is intended by the Guarantors to be the final, complete and exclusive expression of the guaranty agreement

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among the Guarantors and Preferred Holder. No modification or amendment of any provision of this Guaranty shall be effective against Preferred Holder or Guarantors unless in writing and signed by a duly authorized officer of Preferred Holder and by the Guarantors.
4.Certain Rights and Obligations.
(a)Subject to the terms and conditions set forth herein, each Guarantor acknowledges and agrees that Preferred Holder may, without notice, demand or make any reservation of rights against such Guarantor and without affecting such Guarantor’s obligations hereunder, from time to time, to do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of each Guarantor as a guarantor or surety in whole or in part, and in no case shall Preferred Holder be responsible or shall any Guarantor be released either in whole or in part for any act or omission in connection with having sold any security at less than its value. Each Guarantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Issuer or any of the other Guarantors with respect to the Guaranteed Obligations.
(b)Without limiting the generality of the foregoing, each Guarantor agrees that its obligations under and in respect of the guarantee contained in this Section 4 shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof):
(i)the validity or enforceability of the Recapitalization Agreement, any Transaction Agreement, any of the Guaranteed Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by Preferred Holder;
(ii)any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Transaction Agreements;
(iii)any failure, omission or delay in enforcement (by agreement or otherwise), or the stay or enjoining (by court order, operation of law or otherwise) of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Transaction Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any guaranty, agreement, collateral or other security relating thereto;
(iv)any change, reorganization or termination of the corporate structure or existence of the Issuer or any other Guarantor or any of their Subsidiaries and any corresponding restructuring of the Guaranteed Obligations;
(v)any settlement, compromise, release, subordination or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitution for, the Guaranteed Obligations; and
(vi)any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuer or any other Guarantor for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 4 or of any security interest granted by any Guarantor, whether in an insolvency or liquidation, dissolution or winding up or in any other instance.

(c)Except in accordance with the terms and conditions hereof, each Guarantor hereby agrees its Guaranty hereunder shall be satisfied:

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(i)without deduction by reason of any setoff, defense (other than the occurrence of the Guaranty Termination Date) or counterclaim of Issuer or any other guarantor of the Guaranteed Obligations;
(ii)without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of Issuer or guarantor of the Guaranteed Obligations;
(iii)without requiring Preferred Holder to resort first to Issuer (this being a guaranty of payment and not of collection), to any other guarantor of the Guaranteed Obligations, or to any other guaranty which Preferred Holder may hold; provided, that, other than upon any insolvency, bankruptcy, dissolution, liquidation or winding up of the Issuer, Preferred Holder shall first seek payment from the Issuer for a period of three Business Days beyond any applicable grace period set forth in the Articles Supplementary or Promissory Notes, as applicable, prior to seeking payment under this Guaranty; all of which such Guarantor hereby waives.
5.Representations and Warranties. Each Guarantor represents and warrants to Preferred Holder as of the date hereof that: (a) such Guarantor is duly organized, validly existing and in good standing under the laws of it jurisdiction of formation, and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged; (b) such Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of affecting the enforcement of creditors’ rights generally or by general principles of equity; (d) neither the execution and delivery of this Guaranty, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof will (i) violate or conflict with any provision of such Guarantor’s organizational documents, (ii) violate any requirement of law, or any order, writ, judgment, injunction, decree or permit applicable to such Guarantor, (iii) violate or conflict with any or cause an event of default under, any contractual obligation to which such Guarantor is a party or by which it may be bound or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Guaranty) upon or with respect to any of the assets of such Guarantor, except as would not, in the case of clauses (ii)-(iv), reasonably be expected to have a Guarantor Material Adverse Effect; (e) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Guaranty by such Guarantor; and (f) giving effect to this Guaranty, such Guarantor is solvent.
6.Termination. This Guaranty shall remain in full force and effect until the Guaranty Termination Date; provided that any provisions that expressly survive termination hereof shall survive notwithstanding the occurrence of the Guaranty Termination Date. Payment of all of the Guaranteed Obligations from time to time (other than by Guarantors in accordance with the terms hereof) shall not operate as a discontinuance of this Guaranty.
7.Miscellaneous.
(a)The terms “Issuer” and “Guarantor” as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of an Issuer or each Guarantor shall have been transferred and (ii) any other association, partnership, limited liability company, corporation or entity into or with which an Issuer or Guarantor shall have been merged, consolidated, or reorganized.
(b)Each Guarantor’s obligation hereunder is to pay its Guarantor Percentage of the Guaranteed Obligations in full in cash when demanded hereunder to the extent provided herein, and shall

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not be affected by any stay or extension of time for payment by Issuer or any other guarantor of the Guaranteed Obligations resulting from any proceeding under bankruptcy or any similar law.
(c)Captions of the sections of this Guaranty are solely for the convenience of Preferred Holder, the Issuer and the Guarantors, and are not an aid in the interpretation of this Guaranty and do not constitute part of the agreement of the parties set forth herein.
(d)If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.
(e)Except as otherwise provided in this Guaranty, any notice or other communication required or permitted to be delivered to any party under this Guaranty will be in writing and delivered by (i) email or (ii) registered mail via a national courier service to the following email address or physical address, as applicable:
if to Guarantors to:         NexPoint Advisors, L.P.
                300 Crescent Court, Ste. 700
Dallas, TX 75201
Attention: Dustin Norris
Email: dnorris@nexpoint.com

                        with a copy to:

                    NexPoint Advisors, L.P.
300 Crescent Court, Ste. 700
Dallas, TX 75201
Attention: Legal Department
Email: legalnotices@nexpoint.com

if to the Issuer to:        NexPoint Storage Partners, Inc.
300 Crescent Ct., Ste. 700
Dallas, TX 75201
Attention: Matt McGraner; John Good
Email: mmcgraner@nexpoint.com; jgood@nexpoint.com

with a copy (which will not constitute notice) to:

Winston & Strawn LLP
2121 N. Pearl Street
Suite 900
Dallas, Texas 75201
Attention: Charles T. Haag
Email: chaag@winston.com

If to Preferred Holder to:    Extra Space Storage LP
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
Attention: Gwyn G. McNeal
Email: gmcneal@extraspace.com

with a copy (which will not constitute notice) to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Attention: Craig M. Garner
Email: craig.garner@lw.com

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Notice or other communication pursuant to Section 7(e) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party may specify a different address, by written notice to the other parties. The change of address will be effective upon the other parties’ receipt of the notice of the change of address.
(f)This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Guaranty, fully effective only upon the execution of at least one counterpart by each party, regardless of whether the execution by all parties shall appear on any single counterpart. Delivery of an executed signature page to this Guaranty by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Guaranty.
(g)This Guaranty and all questions relating to the interpretation or enforcement of this Guaranty will be governed by and construed in accordance with the Laws of the State of Maryland without regard to the Laws of the State of Maryland or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than Maryland.
(h)Each party hereby, for itself and its property, submits to the jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland, Northern Division (such courts in such jurisdictional priority, the “Forum”), in any Proceeding arising out of or relating to this Guaranty or any transaction contemplated hereby, and agrees that all claims in respect of such Proceeding may be heard and determined in the Forum, and each of the parties hereby (a) agrees not to commence any such Proceeding except in the Forum, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Forum. Each party hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made by registered or certified mail addressed to such party at the address specified pursuant to Section 7(e), and that service so made will be effective as if personally made in the State of Maryland. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first written above.

NREF OP IV REIT SUB, LLC, as a Guarantor

By:    /s/ Brian Mitts
Name: Brian Mitts
Title:     Chief Financial Officer, Treasurer and Assistant Secretary

HIGHLAND INCOME FUND, as a Guarantor

By:    /s/ Dustin Norris
Name: Dustin Norris
Title:     Executive Vice President

NEXPOINT REAL ESTATE STRATEGIES FUND, as a Guarantor

By:    /s/ James Dondero
Name: James Dondero
Title:     President and Principal Executive Officer

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, as a Guarantor

By:    /s/ James Dondero
Name: James Dondero
Title:     President and Principal Executive Officer

[Signature page to Sponsor Guaranty Agreement]

NEXPOINT STORAGE PARTNERS, INC., as Issuer

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Secretary and Treasurer

[Signature page to Sponsor Guaranty Agreement]

Acknowledged and Agreed by:

EXTRA SPACE STORAGE LP, as Preferred Holder
By: ESS Holdings Business Trust I
Its: General Partner

By: /s/ P. Scott Stubbs
Name:    P. Scott Stubbs
Title: Trustee
[Signature page to Sponsor Guaranty Agreement]

SCHEDULE A

NREF OP IV REIT SUB, LLC*	29.49%
HIGHLAND INCOME FUND	12.69%
NEXPOINT REAL ESTATE STRATEGIES FUND	1.41%
NEXPOINT DIVERSIFIED REAL ESTATE TRUST*	56.41%

* Jointly and severally liable for aggregate Guarantor Percentage of both Guarantors (i.e., 85.90%) of the Cap Amount.
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